UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Named Executive Officer

On March 31, 2009, Adaptec, Inc. (the "Company") informed Anil Gupta, the Company's Vice President and General Manager of the Storage Technology Products, that his position will be eliminated, effective April 10, 2009. In connection with the elimination of his position, the Company has proposed to Mr. Gupta, by letter dated as of March 31, 2009 (the "Gupta Separation Agreement"), to provide him with the following severance arrangements, in consideration of signing a general release in favor of the Company: (1) a lump-sum severance payment equal to nine months and six weeks of his base salary, (2) reimbursement of COBRA benefit payments for nine months or until January 31, 2010 and (3) outplacement services. The terms of the Gupta Separation Agreement are consistent with Mr. Gupta's Executive Employment Agreement with the Company, dated as of September 3, 2008, which was filed as an exhibit on the Company's Form 8-K on October 30, 2008. The Gupta Separation Agreement was signed by Mr. Gupta on April 2, 2009.

In addition, upon execution of the signed Gupta Separation Agreement, in connection with his termination, the Company will pay Mr. Gupta the remainder of his management liquidation pool pursuant to an Agreement and Plan of Merger dated as of August 27, 2008 by and among Adaptec Inc., Aristos Logic Corporation, Ariel Acquisition Corp., a wholly owned subsidiary of Adaptec, and TPG Ventures, L.P., solely in its capacity as the representative of stockholders of Aristos, in the amount of $335,927. The Management Incentive Pool is in addition to, and not in lieu of, any severance benefits Mr. Gupta is entitled to receive under his employment agreement.

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Item 9.01    Financial Statements and Exhibits

(d)   Exhibits.

        The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
10.1	Separation Agreement of Mr. Anil Gupta, effective as of March 31, 2009

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

April 3, 2009

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation Agreement of Mr. Anil Gupta, effective as of March 31, 2009 Also provided in PDF format as a courtesy.